Exhibit 3.2

BYLAWS

OF

SOUTHRIDGE TECHNOLOGY GROUP, INC.

_____________________________________________________________________

ARTICLE I

Offices

1.01

Registered Office.  The registered office of SOUTHRIDGE TECHNOLOGY GROUP, INC. (hereinafter called the "Corporation") in the State of Delaware shall be Corporation Service Company, 2711 Centerville Rd., City of Wilmington, Delaware 19808, and the name of the registered agent in charge thereof shall be The Company Corporation.

1.02

Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the "Board") may from time to time determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

2.01

Annual Meetings.  Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date, and place as the Board shall determine by resolution.

2.02

Special Meetings.  A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board or by the Chief Executive Officer.

2.03

Place of Meetings.  All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

2.04

Notice of Meetings.  Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail or in the care of an express courier, in a postage prepaid envelope, directed to him at his post office address or other delivery address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by facsimile, telegraph, cable, or wireless.  Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.  Every notice of a meeting of the stockholders shall state the place, date, and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except for a stockholder who shall attend such meeting for the express purpose of objecting, and does object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

2.05

Quorum.  Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, if all of the stockholders are absent, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

2.06

Voting.

(a)

At each meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, each share or fractional share of the stock of the Corporation which shall have voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

(i)

on the date fixed, pursuant to Section 6.05 of these Bylaws, as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(ii)

if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given; or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b)

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two or more persons or other entities, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons or other entities have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(c)

Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his authorized attorney-in-fact, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  At any meeting of the stockholders at which a quorum is present, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws, or by law, shall be decided by the vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote thereat and thereon.  The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and it shall state the number of shares voted.

2.07

List of Stockholders.  The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

2.08

Judges.  If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote.  Each judge so appointed shall first subscribe an oath to execute faithfully the duties of a judge at such meeting, with strict impartiality and according to the best of his ability.  Such judges shall decide upon the qualification of the voters, report the number of shares represented at the meeting and entitled to vote on such question, conduct and accept the votes, and, when the voting is completed, ascertain and report the number of shares voted, respectively, for and against the question.  Reports of judges shall be in writing, subscribed, and delivered by them to the Secretary of the Corporation.  The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

2.09

Action Without Meeting.  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  If corporate action is lawfully taken by the written consent of less than a unanimous consent of stockholders and without a meeting, prompt written notice of the corporate action taken shall be given to those stockholders who have not consented thereto.

2.10

Nomination of Directors.  Nominations of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting.  Only persons nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible for election as directors at an annual meeting.

Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.10.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation’s proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting for the then current year has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be received by the Corporation in a reasonable time before the solicitation is made.  Such stockholder’s notice shall set forth, (a) as to the candidate that the stockholder proposes to nominate for election as a director, (i) the name, age, business address, and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation’s stock that are beneficially owned by such person on the date  of such stockholder notice; and (iv) any other information relating to such person that would be required to be disclosed pursuant to Regulations 13D and 13G promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of shares, and pursuant to Regulation 14A promulgated under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee; and (ii) the class and number of shares of the Corporation’s stock that are beneficially owned by such stockholder on the date of such stockholder notice and beneficially owned by any other stockholders known by such stockholder to be supporting such nominee on the date of such stockholder notice.

No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10.  Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 2.10 shall be provided for use at the annual meeting.

The Board of Directors may reject any nomination by a stockholder not timely made nor made in accordance with the requirements of this Section 2.10.  If the Board of Directors determines that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.10 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency of the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the stockholder but in no event shall the stockholder be entitled to provide additional information on or after the date on which the election is to be held.  If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided by the stockholder, does not satisfy the requirements of this Section 2.10 in any material respect, then the Board of Directors may reject such stockholder’s nomination.  The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and information requirements of this Section 2.10.  Notwithstanding the procedures set forth in this Section 2.10, if the Board of Directors does not make a determination as to the validity of a nomination by a stockholder, the presiding officer of the meeting to which the nomination relates shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Section 2.10.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.10, he shall so declare at the annual meeting, and the defective nomination shall be disregarded.

2.11.

New Business.  At an annual meeting of stockholders, only such new business shall be conducted, and only such proposal with respect to such new business shall be acted upon, as shall have been brought before such meeting by or at the direction of the Board of Directors, or by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.11.  For new business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 calendar days in advance of the date of the Corporation’s proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting for the then current year has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be received by the Corporation in a reasonable time before the solicitation is made.  A stockholder’s notice to the Secretary shall set forth, as to each matter of business the stockholder proposes to bring before the meeting, (a) a brief description of the matter desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (c) the class and number of shares of the Corporation’s stock that are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder notice; and (d) any financial interest of the stockholder in such proposal.

The Board of Directors may reject any stockholder proposal not timely made nor made in accordance with the requirements of this Section 2.11.  If the Board of Directors determines that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.11 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice.  The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within five days from the date such deficiency notice is given to the stockholder but in no event shall the stockholder be entitled to provide additional information on or after the date on which the meeting is to be held.  If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.11 in any material respect, then the Board of Directors may reject such stockholder’s proposal.  The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and information requirements of this Section 2.11.  Notwithstanding the procedures set forth in this Section 2.11, if the Board of Directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the meeting to which such proposal relates shall determine and declare at that meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.11.  If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.11, he shall so declare at the meeting, and any such proposal shall not be acted upon at that meeting.

This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors, and committees, of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as provided in this Section 2.11.

ARTICLE III

Board of Directors

3.01

General Powers.  The property, business, and affairs of the Corporation shall be managed by the Board.

3.02

Number and Term of Office.  The number of directors shall not be less than one  and not more than 10, as determined by the Board.  Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

3.03

Election of Directors.  The directors shall initially consist of the persons set forth in the Articles of Incorporation and thereafter shall be elected annually by the stockholders of the Corporation entitled to vote thereon, and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

3.04

Resignations.  Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.05

Vacancies.  Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum.  Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

3.06

Place of Meeting, Etc.  The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.  Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

3.07

First Meeting.  The Board shall meet as soon as practicable after each annual election of directors, and notice of such first meeting shall not be required.

3.08

Regular Meetings.  Regular meetings of the Board may be held at such times as the Board shall from time to time determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday.  Except as provided by law, notice of regular meetings need not be given.

3.09

Special Meetings.  Special meetings of the Board shall be held whenever called by the Chief Executive Officer or a majority in number of directors then serving on the Board.  Except as otherwise provided by law, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which the meeting is to be held or shall be sent to him at such place by facsimile, wireless, telegraph, or cable or be delivered personally not less than 24 hours before the time at which the meeting is to be held.

Except as otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given.  Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except to a director who shall attend such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

3.10

Quorum and Manner of Acting.  Except as otherwise provided in the Certificate of Incorporation, in these Bylaws, or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board.  All matters shall be decided at any such meeting at which a quorum is present by the affirmative votes of a majority of the directors present.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same, from time to time, until a quorum shall be present.  Notice of any adjourned meeting need not be given.  The directors shall act only as a Board, and the individual directors shall have no power as such.

3.11

Action by Consent.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

3.12

Removal of Directors.  Subject to the provisions of the Certificate of Incorporation, any director may be removed at any time, either with or without cause, by an affirmative vote of stockholders having a majority of the shares entitled to elect directors of the Corporation given at a special meeting of the stockholders called for such purpose.

3.13

Compensation.  The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board.  The Board may also provide that the Corporation shall reimburse each director for any expense incurred by him on account of his attendance at any meeting of the Board or committees of the Board.  Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation for their service.

3.14

Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee, to the extent provided in the resolution of the Board, and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it.  Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

ARTICLE IV

Officers

4.01

Executive Officers: Number and Titles.  The executive officers of the Corporation shall consist solely of those persons appointed by the Board and designated as executive officers.  The executive officers of the Corporation may consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and, in the discretion of the Board, a Chief Financial Officer, a Chief Operating Officer, a Chief Technical Officer, and one or more executive vice presidents carrying such descriptive titles, if any, as the Board may designate.  Any two or more executive offices may be held by the same person.

4.02

Election, Term of Office, and Qualifications.  Notwithstanding a multi-year employment agreement with any executive officer, the executive officers of the Corporation shall be appointed annually by the Board at the first meeting thereof held after the annual meeting of the stockholders of the Corporation.  Each executive officer shall hold office at the pleasure of the Board until his successor shall have been duly elected and qualified or until his death or earlier resignation or removal from office.  The appointment to office shall not confer on the individual appointed any contractual rights to continued employment.  Any two or more offices may be held by the same person.  No officer need be a stockholder, a director, a resident of any particular state, or a citizen of the United States.

4.03

Subordinate Officers, Assistants, Agents, and Employees.  In addition to the executive officers specified in Section 4.01 above, the Board may appoint other vice presidents, assistants, agents, and employees as it may deem necessary or advisable, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine.  The Board may delegate to any executive officer of the Corporation or any committee of the Board the power to appoint, remove, and prescribe the duties of any such subordinate officers, assistants, agents, or employees.

4.04

Removal and Suspension.  Any executive officer, subordinate officer, assistant, agent, or employee of the Corporation may be removed, with or without cause, at any time as follows: (i) in the case of any executive officer, only by resolution of the Board; (ii) in the case of any subordinate officer, assistant, agent, or employee appointed by the Board, only by resolution of the Board; and (iii) in the case of any other subordinate officer, assistant, agent, or employee, appointed by any executive officer of the Corporation or committee of the Board upon whom such power of removal has been conferred by the Board.  The removal of any executive officer, subordinate officer, assistant, agent, or employee shall not impair or prejudice the contractual rights, if any, of such person.  The Chief Executive Officer may suspend, with or without cause and without prior notice, any executive officer, subordinate officer, assistant, agent, or employee, pending final action of the Board with respect to such continued suspension, removal, or reinstatement of such person.

4.05

Resignations.  Any officer may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Office, or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof by the Board, the Chief Executive Officer, or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  No resignation shall relieve the person of any contractual obligations that he may have to the Corporation.

4.06

Vacancies.  A vacancy in any office, whether because of death, resignation, removal, disqualification, or otherwise, may be filled for the unexpired portion of the term thereof in the manner prescribed by these Bylaws for regular appointments or elections to such office.

4.07

The Chairman of the Board.  Unless otherwise designated by the Board, the Chief Executive Officer shall be the Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders, the Board, and any committee on which he serves.  The Chairman in his role as an executive officer shall not have any authority with respect to the business, financial affairs, or day-to-day operations of the Corporation.  At the request of the Chairman, or in case of his absence or inability to act, unless otherwise directed by the Board, the Chief Executive Officer shall perform the duties of the Chairman and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman.

4.08

The President and/or Chief Executive Officer.  Unless otherwise designated by the Board, the President shall be the Chief Executive Officer.  The Chief Executive Officer shall be the highest ranking executive officer of the Corporation and, subject to the supervision of the Board, shall have all authority and power with respect to, and shall be responsible for, the general management of the business, financial affairs, and day-to-day operations of the Corporation, including, but not limited to, (i) the supervision and management of all other executive officers; (ii) the development of the Corporation’s long-range strategic plan and the annual operating plan; (iii) the engagement, retention, and termination of employees and independent contractors of the Company, the setting of the compensation and other material terms of employment or engagement of employees and independent contractors, and the establishment of work rules for employees; (iv) the representation of the Corporation at any business or financial meeting or presentation with stockholders, lenders, affiliates, strategic or joint venture partners, financial institutions, underwriters, analysts, and any other entity with which the Corporation does business; and (v) the initiation, development, and implementation of new business, markets, and technologies. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect and shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe.  At the request of the Chief Executive Officer, or in case of his absence or inability to act, unless otherwise directed by the Board, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

4.09

The President and/or Chief Operating Officer.  Further, unless the Board shall designate otherwise, the President shall be the Chief Operating Officer of the Corporation.  The President and Chief Operating Officer shall report to the Chief Executive Officer and shall have, subject to the control of the Chief Executive Officer and the Board, active supervision and management over the day-to-day operations of the Corporation and over its subordinate officers, assistants, agents, and employees.  At the request of the President, or in case of his absence or inability to act, unless otherwise directed by the Board, the Chief Executive Officer shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

4.10

The Treasurer and the Chief Financial Officer.  Unless the Board shall designate otherwise, the Treasurer shall be the Chief Financial Officer of the Corporation.  The Treasurer and Chief Financial Officer shall report to the Chief Executive Officer and shall have, subject to the control of the Chief Executive Officer and the Board, the general care and custody of the funds and securities of the Corporation and the authority and power with respect to, and the responsibility for, the Corporation’s accounting, auditing, reporting, and financial record-keeping methods and procedures; controls and procedures with respect the receipt, tracking, and disposition of the revenues and expenses of the Corporation; the establishment and maintenance of depository, checking, savings, investment, and other accounts of the Corporation; relations with accountants, financial institutions, lenders, underwriters, and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of financial statements and all tax returns and filings of the Corporation; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

4.11

The Chief Technical Officer.  The Chief Technical Officer shall report to the Chief Executive Officer and shall have, subject to the control of the Chief Executive Officer and the Board, general care, custody, and maintenance of the Corporation’s technical equipment, including, but not limited to, its on-site and off-site computer and peripheral hardware, software, and networks systems; Web site, Internet connectivity, broadcast transmissions, archives, and other data storage and retrieval systems; telephone, e-mail, and voice-mail systems; and the supervision and management of all subordinate officers and personnel associated with the foregoing.  The Chief Technical Officer shall be responsible for tracking and recommending technological advances; evaluating, selecting, and integrating new systems and upgrades; and researching, defining, and developing new projects and new platforms to support new and next-generation products of the Corporation.

4.12

The Secretary.  The Secretary shall take and transcribe the minutes of all meetings of the Board, of any committee, and of the stockholders, or consents in lieu thereof, shall insert such minutes and consents in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings.  The Secretary may sign with the Chief Executive Officer or President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto.  The Secretary shall have charge and custody of the Corporation’s seal, minute book, stock certificate books, and stock transfer ledger.  The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer.  4.13  The Vice Presidents.  Each Executive Vice President shall have such powers and perform such duties as the Board may from time to time prescribe.  Each Vice President shall have such powers and perform such duties as the executive officer or committee empowered to appoint such Vice President shall from time to time prescribe.

4.13

Compensation.  The compensation of the executive officers of the Corporation shall be fixed from time to time by the Board or a committee thereof, or by written agreement authorized by the Board or a committee thereof.  No officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation, provided, however, that such person shall abstain from voting as a director on the issue of his compensation.  Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation for their service.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

5.01

Execution of Contracts.  Except as otherwise provided in these Bylaws, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.02

Checks, Drafts, Etc.  All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.  Each such officer, assistant, agent, or attorney shall give such bond, if any, as the Board may require.

5.03

Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  For the purpose of deposit and collection for the account of the Corporation, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign, and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

5.04

General and Special Bank Accounts.  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI

Shares and Their Transfer

6.01

Certificates for Stock.  Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him.  The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chief Executive Officer, the President, or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent, or registrar at the date of issue.  A record shall be kept of the respective names of the persons, firms, or corporations owning the stock represented by such certificates, the number and class of shares respectively represented by such certificates, the respective dates thereof, and, in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

6.02

Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent, appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares, properly endorsed, and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

6.03

Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for stock to bear the signature or link signatures of any of them.

6.04

Lost, Stolen, Destroyed, or Mutilated Certificates.  In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation, in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

6.05

Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any other change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of any such meeting of stockholders nor more than 60 days prior to any other action.  If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

Indemnification

7.01

Action, Etc. Other Than by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or that, being such a director, officer, or employee, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (all persons serving or having served in such capacities hereinafter referred to as "Indemnitees"), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that, except as provided in Section 7.06 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with any proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by [two-thirds] of the Board.  The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.02

Actions, Etc., by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Indemnitee (as defined above) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, a court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

7.03

Indemnification for Expenses.  To the extent that an Indemnitee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

7.04

Determination of Right of Indemnification.  Any indemnification under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

7.05

Advances of Expenses.  Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if the Corporation shall have received an undertaking by or on behalf of the director or officer to repay any amounts so advanced in the event that he is ultimately determined not to be entitled to be indemnified by the Corporation as authorized in this Article.  Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

7.06

Right of Indemnitee to Indemnification Upon Application.  Any indemnification made pursuant to Sections 7.01 and 7.02, subject to Section 7.04, or any advance made pursuant to Section 7.05 of this Article, shall be made promptly (and, in any event, within 90 days, in the case of indemnification, and 30 days, in the case of an advancement, of the receipt by the Secretary of the Corporation of the written request of the Indemnitee), unless, with respect to applications under Sections 7.01, 7.02, or 7.05, a determination is promptly made by the Board or by a majority vote of disinterested directors that the Indemnitee acted in a manner described in such Sections so as to justify the Corporation not indemnifying or making an advance to the Indemnitee.  In the event no quorum of disinterested directors is obtainable, the Board shall promptly direct that independent legal counsel shall decide whether the Indemnitee acted in a manner described in such Sections so as to justify the Corporation not indemnifying or making an advance to the Indemnitee.  The right to indemnification or advances, as granted by this Article, shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Board or independent legal counsel is grossly negligent in denying the claim, whether in whole or in part, or if no disposition of such claim is made within 90 days.  The Indemnitee's costs and expenses incurred in connection with successfully establishing his right to indemnification, whether in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

7.07

Other Rights and Remedies.  The rights provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an Indemnitee's official capacity and as to action in another capacity while vested with such official capacity.  All rights provided pursuant to this Article shall be deemed to be provided by a contract between the Corporation and the Indemnitee who serves in such official capacity at any time while these Bylaws are in effect and are intended to be retroactive and available with respect to actions taken in an official capacity or actions taken while vested with such official capacity prior to the adoption hereof.  Any repeal or modification of any provisions hereof shall not affect any rights or obligations existing at the time of such repeal or modification.

7.08

Insurance.  Upon resolution passed by the Board, the Corporation may (a) purchase and maintain insurance on behalf of any person who is or was an Indemnitee against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article; or (b) create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

7.09

Other Enterprises, Fines, and Serving at the Corporation's Request.  For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

7.10

Beneficiaries of this Article.  The rights provided by, or granted pursuant to the provisions of this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VIII

Miscellaneous

8.01

Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board.

8.02

Seal.  The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

8.03

Waiver of Notices.  Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

8.04

Amendments.  These Bylaws, or any of them, may be altered, amended, or repealed, and new Bylaws may be made, (a) by the Board, by vote of a majority of the number of directors then in office as directors acting at any meeting of the Board; or (b) by the stockholders holding shares of a class of stock entitled to vote for the election of directors, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal, or adoption is given in the notice of special meeting.  Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

IN WITNESS WHEREOF, the undersigned has set his hand effective the __ day of December, 2005.

By:  /s/ Joseph M. Garzi

Joseph M. Garzi, President